UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Information Required in Proxy Statement

SCHEDULE 14A INFORMATION
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Westmoreland Coal Company

(Name Of Registrant As Specified In Its Charter)

(Name Of Person(s) Filing Proxy Statement If Other Than The Registrant)

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WESTMORELAND COAL COMPANY
14th Floor - Vanion Building
2 North Cascade Avenue
Colorado Springs, Colorado 80903

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS:

        The Annual Meeting of Stockholders of Westmoreland Coal Company will be held at The Antlers Adam’s Mark Hotel, 4 South Cascade Avenue, Colorado Springs, Colorado, on Thursday, May 23, 2002 at 10:00 a.m. Mountain Daylight Time, for the following purposes:

1.	The election by the holders of Common Stock of seven directors to the Board of Directors to serve for a one-year term; and

2.	The election by the holders of Depositary Shares of the Company (each representing one-quarter of a share of the Company’s Series A Convertible Exchangeable Preferred Stock) of two additional directors to the Board of Directors to serve for a one-year term; and

3.	To approve the 2002 Long-Term Incentive Stock Plan; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 8, 2002 will be entitled to notice of and to vote at the meeting. The proxy statement which follows contains more detailed information as to the actions proposed to be taken.

        PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE IF YOU DO NOT EXPECT TO ATTEND THE MEETING IN PERSON.

W. Michael Lepchitz
Secretary

April 23, 2002

Page

WESTMORELAND COAL COMPANY
14th Floor - Vanion Building
2 North Cascade Avenue
Colorado Springs, Colorado 80903

April 23, 2002

PROXY STATEMENT

General Information

        The enclosed proxy is solicited on behalf of the Board of Directors of Westmoreland Coal Company, a Delaware corporation (“Westmoreland” or the “Company”), for use at the Annual Meeting of Stockholders to be held on May 23, 2002. The proxy may be revoked by a stockholder at any time before its exercise by written notice to the Secretary of the Company, by executing and delivering a proxy with a later date or by voting in person at the meeting. The expense of this solicitation will be paid by the Company. This proxy statement and the enclosed proxy were first sent to stockholders of the Company on or about April 23, 2002. In addition to solicitations by mail, the Company’s directors, officers and employees may solicit proxies by telephone, telegraph, facsimile and personal interview, but will receive no additional compensation for doing so. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse those brokerage houses and other persons for their reasonable expenses for such services.

        Stockholders of record at the close of business on April 8, 2002 (“record date”) will be entitled to vote at the meeting. On the record date, the Company had outstanding 7,551,945 shares of Common Stock with a par value of $2.50 and 834,833 Depositary Shares (each of which represents one quarter of a share of Series A Convertible Exchangeable Preferred Stock with a par value of $1.00).

        The Common Stock and the Depositary Shares constitute all of the Company’s voting securities. Each outstanding share of Common Stock and each outstanding Depositary Share will entitle the holder to one vote for each nominee as director; provided, however, that of the nine nominees for the Board of Directors of the Company, seven of such nominees (the “Common Stockholder Nominees”) will be elected solely by the holders of Common Stock and two of such nominees (the “Depositary Stockholder Nominees”) will be elected solely by the holders of Depositary Shares. ACCORDINGLY, ONLY HOLDERS OF COMMON STOCK WILL BE ENTITLED TO VOTE FOR THE COMMON STOCKHOLDER NOMINEES AND ONLY HOLDERS OF DEPOSITARY SHARES WILL BE ENTITLED TO VOTE FOR THE DEPOSITARY STOCKHOLDER NOMINEES.

        Separate proxy cards are being sent to holders of Common Stock and to the holders of Depositary Shares. If you hold only shares of Common Stock, you will be sent only the proxy card for holders of Common Stock. If you hold only Depositary Shares, you will be sent only the proxy card for holders of Depositary Shares. If you own both Common Stock and Depositary Shares, you will be sent both proxy cards and you should complete both proxy cards if you wish to vote your respective interests in both the Common Stock and Depositary Shares.

        A stockholder may, with respect to the election of directors for which such stockholder is entitled to vote: (i) vote for the election of all named director nominees, (ii) withhold authority to vote for all named director nominees or (iii) vote for the election of all named director nominees other than any nominee(s) with respect to whom the stockholder withholds authority to vote by so indicating in the appropriate space on the proxy card. Duly executed and unrevoked proxies received by the Company prior to the Annual Meeting will be voted in accordance with the stockholders’ specifications marked thereon. In the absence of a specific direction from the stockholder, the proxies will be voted for the election of all named director nominees.

        A quorum is necessary to hold a valid meeting of stockholders. If stockholders entitled to cast at least a majority of the shares entitled to vote at the Annual Meeting are present in person or by proxy, a quorum will exist for purposes of electing the nominees for the Board of Directors. Any shares owned by the Company are not voted and do not count for quorum purposes. In order to assure the presence of a quorum at the Annual Meeting, please vote your shares by completing, signing and dating the enclosed proxy card and returning it promptly in the enclosed postage-paid envelope, even if you plan to attend the Annual Meeting in person. Abstentions are counted as present, and broker non-votes may be counted as present, to establish a quorum.

        The Company's bylaws provide that directors shall be elected by the affirmative votes of a plurality of the votes of the shares present in person or by proxy at a meeting of stockholders at which a quorum is present and entitled to vote on the election of directors. As a result, withholding authority to vote for a director nominee and broker non-votes with respect to the election of directors will not affect the outcome of the election of directors. The Company's bylaws provide that, for all matters other than the election of directors, the affirmative vote of the majority of shares present in person or by proxy at a meeting of stockholders at which a quorum is present and entitled to vote on the subject matter shall be the act of the stockholders. As a result, an abstention on any such other matter that may come before the meeting will have the same effect as a vote against it, while broker non-votes will have no effect since under Delaware law they are not considered shares entitled to vote for this purpose.

COMMON STOCKHOLDER NOMINEES FOR ELECTION AS DIRECTORS

        The seven persons named below, all of whom are now directors of the Company, have been designated as the Common Stockholder Nominees for election to the Board of Directors for a one-year term. Two of these directors, Messrs. Killen and Sight, were elected as depositary stockholder nominees at the 2000 Annual Meeting of Stockholders. In October 2000, they were elected by the Board to fill two newly created common stockholder nominee positions and resigned their depositary nominee positions. They were re-elected for a one-year term at the 2001 Annual Meeting of Stockholders. The remaining five of these Common Stockholder Nominees were elected as common stockholder nominees at the 2000 and 2001 Annual Meetings of Stockholders. The persons named in the proxy card intend to vote for the election of these Common Stockholder Nominees. Each Common Stockholder Nominee has consented to being named and to serve if elected. If any Common Stockholder Nominee should decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall have been designated by the Board of Directors. The Company has no reason to believe that any Common Stockholder Nominee will decline or be unable to serve. In addition, two Depositary Stockholder Nominees have been nominated by the Company and will be submitted to a vote of the holders of the Depositary Shares. See “Depositary Stockholder Nominees for Election as Directors” below. The holders of the Company’s Depositary Shares are not entitled to vote for the election of Common Stockholder Nominees.

THE BOARD OF DIRECTORS URGES HOLDERS OF COMMON STOCK TO VOTE
“FOR” THE COMMON STOCKHOLDER NOMINEES.

Name	Business Experience During Past Five Years and Other Directorships	Age	Director Since	Current Committees (1)

Thomas J. Coffey	Vice President-Finance, Global Network Services (since July 1999) and Vice President-Operations Analysis (until July 1999) of Unisys Corporation; Senior Vice President, Chief Financial Officer and Treasurer of Intelligent Electronics, Inc. (until September 1997); and Partner of KPMG Peat Marwick (until 1995).	49	2000	Audit (Chairman); Corporate Governance

Pemberton Hutchinson	Chairman of the Board of the Company (until June 1996); Chief Executive Officer (until June 1993); and President of the Company (until June 1992); Director of Mellon Financial Corporation (until April 2001) and Teleflex Incorporated (until April 2001).	71	1977	Compensation and Benefits; Executive

Robert E. Killen	Chairman of the Board and Chief Executive Officer of The Killen Group, Inc. (since April 1996); Chairman of the Board of Berwyn Financial Services (since October 1991); and President of The Killen Group, Inc. (until April 1996).	61	1996	Compensation and Benefits; Corporate Governance; Executive

Name	Business Experience During Past Five Years and Other Directorships	Age	Director Since	Current Committees (1)

William R. Klaus	Chairman Emeritus, Pepper Hamilton LLP, attorneys, and former Chairman, Commercial Practice Dept. and Merger and Acquisition Practice Group (retired 1996); Director, The Fidelity Bank (until April 1992); Director, Pennsylvania Warehousing & Safe Deposit Company, Inc. (since February 1968).	76	1973	Compensation and Benefits (Chairman); Audit; Executive

Thomas W. Ostrander	Managing Director, Salomon Smith Barney Inc., investment banking firm (and predecessor firms) (since 1989).	51	1995	Corporate Governance (Chairman); Audit; Compensation and Benefits

Christopher K. Seglem	Chairman of the Board of Directors (since June 1996) and Chief Executive Officer of the Company (since June 1993); President of the Company (since June 1992); Chief Operating Officer of the Company (until June 1993); and Executive Vice President of the Company (until June 1992).	55	1992	Executive (Chairman)

James W. Sight	Director of Paradise Programmers, Inc. (since April 2001) and private investor; Director of Mining Services International Corp. (April 2000-2001); Director of United Recycling Industries (until September 2000); Director of U.S. Home Corp. (until May 2000).	46	1995	Audit; Corporate Governance

(1) See "Information About the Board and Committees" below.

DEPOSITARY STOCKHOLDER NOMINEES FOR ELECTION AS DIRECTORS

        The holders of the Depositary Shares will be entitled to elect two directors at the Annual Meeting. Each Depositary Share represents one-quarter of a share of the Company’s Series A Convertible Exchangeable Preferred Stock, the terms of which entitle the holders thereof to elect two directors if there are six or more accumulated but unpaid Preferred Stock dividends. There are six or more such dividends, and the Board of Directors accordingly has nominated two persons for election as directors by the holders of Depositary Shares.

        The persons named in the following table have been designated as the Depositary Stockholder Nominees for election to the Board of Directors for a one-year term. These nominees were brought to the Company's attention as candidates by holders of Depositary Shares and were elected to the Board of Directors in October 2000 and May 2001. The persons named in the proxy card intend to vote for the election of the Depositary Stockholder Nominees named below, each of whom has consented to being named and to serve if elected. If any Depositary Stockholder Nominee should decline or be unable to serve, the persons named in the proxy will vote for the election of such substitute nominee as shall have been designated by the Board of Directors. The Company has no reason to believe that any Depositary Stockholder Nominee will decline or be unable to serve. The holders of the Company's Common Stock are not entitled to vote for the election of Depositary Stockholder Nominees.

THE BOARD OF DIRECTORS URGES HOLDERS OF DEPOSITORY SHARES TO VOTE "FOR" THE DEPOSITARY STOCKHOLDER NOMINEES.

Name	Business Experience During Past Five Years and Other Directorships	Age	Director Since	Current Committees

Michael Armstrong	Private Investor	51	2000

William M. Stern	Senior Vice President, Stern Brothers & Company (1999-Present); Vice President, Mercantile Bank Capital Markets Group (1998-1999); Senior Vice President, Mark Twain Capital Markets Group (1983-1998)	56	2000

Information About the Board and Committees

        The Board of Directors held six meetings during 2001. Each director attended more than 75% of the total number of meetings of the Board of Directors held and of the total number of meetings held by all committees on which he served during the time he was in office.

        The Audit Committee of the Board of Directors, comprised of Messrs. Coffey (Chairman), Klaus, Ostrander and Sight, met four times during the year. This Committee, which reports to the Board of Directors, reviews the adequacy of the Company’s internal accounting controls and oversees the implementation of management recommendations. It also reviews with the Company’s independent auditors the audit plan for the Company, the internal accounting controls, the financial statements and management letter. In addition, it recommends to the Board of Directors the selection of independent auditors for the Company.

        The Compensation and Benefits Committee of the Board of Directors, comprised of Messrs. Klaus (Chairman), Hutchinson, Killen and Ostrander, met three times during 2001. This Committee reviews and administers the Company’s and its subsidiaries’ employee benefit programs and management compensation, and it reports its recommendations to the Board of Directors.

        The Executive Committee of the Board of Directors, comprised of Messrs. Seglem (Chairman), Hutchinson, Killen, Klaus and Sight, did not meet during 2001. To the extent permitted by law, this Committee is authorized to exercise the power of the Board of Directors with respect to the management of the business and affairs of the Company.

        The Corporate Governance Committee, comprised of Messrs. Ostrander (Chairman), Coffey, Killen and Sight, did not meet during 2001. This Committee is authorized to review issues related to corporate governance and structure and to make recommendations to the Board of Directors.

        The Board of Directors does not have a standing nominating committee.

BENEFICIAL OWNERSHIP OF SECURITIES

        Except as set forth in the following table, no person or entity known to the Company beneficially owned more than 5% of the Company's voting securities as of March 31, 2002:

Number of Shares and Nature of Beneficial Ownership (1)

Name and Address of Beneficial Owner	Common Stock	Percentage of Common Stock	Depositary Shares	Percentage of Depositary Shares

Jeffrey L. Gendell 200 Park Avenue Suite 3900 New York, NY 10166	1,077,100(2)	14.30%	4,300(3)	*

The Killen Group, Inc. 1189 Lancaster Avenue Berwyn, PA 19312	431,947(4)	5.70%	750(5)	*

Redwood Asset Management, L.P. 1038 Lake Avenue Greenwich, CT 06831	425,300	5.60%	–	–

Stephen D. Rosenbaum 817 N. Calvert Street Baltimore, MD 21202	–	–	80,000(6)	9.60%

Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P.I, and Wynnefield Small Cap Value Offshore Fund, Ltd. c/o Wynnefield Capital, Inc. One Penn Plaza, Suite 4720 New York, NY 10119	26,800(7)	*	98,600(8)	11.80%

(1)	Information in this table is as of March 31, 2002, unless otherwise indicated, and is based solely on information contained in Schedules 13D and 13G and Section 16 Forms 4 filed by the beneficial owners with the Securities and Exchange Commission (“SEC”) or information furnished to the Company. Except as indicated below, the respective beneficial owners have reported that they have sole voting power and sole dispositive power with respect to the securities set forth opposite their names. For ease of analysis, the Common Stock information in the table and the related footnotes does not include the number of shares of Common Stock into which the Depositary Shares may be converted. A holder of Depositary Shares may convert such Depositary Shares into shares of Common Stock at any time at a conversion ratio of 1.708 shares of Common Stock for each Depositary Share. Consequently, a holder of Depositary Shares is deemed to beneficially own all of the shares of Common Stock into which such holder’s Depositary Shares may be converted. However, for so long as the Company is in arrears on six or more preferred stock dividends, holders of Depositary Shares are not entitled to vote for the election of directors to be elected by holders of the Common Stock unless such Depositary Shares are actually converted prior to the record date for the Annual Meeting. Percentages of less than 1% are indicated by an asterisk.

(2)	According to a Schedule 13D filed January 24, 2001, a Form 4 filed February 12, 2001 and a Form 4/A filed February 8, 2002 with the SEC, Mr. Gendell has sole voting power and sole dispositive power of 549,000 shares of Common Stock and shared voting and shared dispositive power for 528,100 shares of Common Stock held by limited partnerships of which Mr. Gendell is either a managing member or general partner. See Notes (1) and (3).

(3)	Includes 4,300 Depositary Shares of which Mr. Gendell has shared voting and shared dispositive power. These Depositary Shares are convertible into 7,343 shares of Common Stock, which shares of Common Stock, together with the 1,077,100 shares of Common Stock reported in the table, would represent 14.4% of the total shares of Common Stock outstanding. See Notes (1) and (2).

(4)	Includes 53,189 shares of Common Stock owned by Mr. Killen as a personal investment, 29,184 shares of Common Stock held jointly by Mr. Killen and his spouse, and 278,074 shares of Common Stock owned by The Killen Group, Inc. (“The Killen Group”), of which Mr. Killen is the Chairman and Chief Executive Officer. Of the 278,074 shares of Common Stock, Mr. Killen has sole voting power of 231,650 shares and sole dispositive power of 278,074 shares. Also includes 61,500 shares of Common Stock held by a limited partnership of which Mr. Killen and his spouse are general partners and 10,000 shares of Common Stock which may be purchased upon exercise of options under the 1996 Directors’ Stock Incentive Plan and the 2000 Non-Employee Directors’ Stock Incentive Plan. See Notes (1) and (5).

(5)	Includes 750 Depositary Shares held as a personal investment. These Depositary Shares are convertible into 1,281 shares of Common Stock, which shares of Common Stock, together with the 431,947 shares of Common Stock reported in the table, would represent 5.7% of the total shares of Common Stock outstanding. See Notes (1) and (4).

(6)	The Depositary Shares are convertible into 136,640 shares of Common Stock, which would represent 1.8% of the total shares of Common Stock Outstanding. See Note (1).

(7)	According to a Schedule 13D/A filed May 10, 2001 with the SEC, Wynnefield Partners Small Cap Value, L.P. (“Wynnefield”) owns 10,053 shares of Common Stock, Wynnefield Partners Small Cap Value, L.P. I (“Wynnefield I”) owns 8,647 shares of Common Stock, and Wynnefield Small Cap Value Offshore Fund, Ltd. (“Wynnefield Offshore”) owns 8,100 shares of Common Stock. See Notes (1) and (8).

(8)	According to a Schedule 13D/A filed May 10, 2001 with the SEC, Wynnefield owns 38,200 Depositary Shares, Wynnefield I owns 42,900 Depositary Shares, and Wynnefield Offshore owns 17,500 Depositary Shares. These Depositary Shares are convertible into 168,389 shares of Common Stock, which shares of Common Stock, together with the 26,800 shares of Common Stock reported in the table, would represent 2.5% of the total shares of Common Stock outstanding. See Notes (1) and (7).

        The following table sets forth information as of March 31, 2002 concerning stock ownership of individual directors and named executive officers, and of the executive officers and directors of the Company as a group:

Number of Shares and Nature of Beneficial Ownership(1)

Name of Directors, Named Executive Officers and Persons as a Group	Common Stock	Percentage of Common Stock	Depositary Shares	Percentage of Depositary Shares

Michael Armstrong	14,689(2)	*	11,334(3)	1.40%
Thomas J. Coffey	12,250(4)	*	–	–
Thomas G. Durham	28,933(5)	*	–	–
Pemberton Hutchinson	72,100(6)	*	–	–
Robert J. Jaeger	63,270(7)	*	–	–
Robert E. Killen	431,947(8)	5.70%	750	*
William R. Klaus	80,403(9)	1.10%	–	–
W. Michael Lepchitz	67,107(10)	*	25(11)	*
Todd A. Myers	22,474(12)	*	–	–
Thomas W. Ostrander	73,262(13)	*	–	–
Christopher K. Seglem	328,149 (14)	4.20%	1,182(15)	*
James W. Sight	339,500(16)	4.50%	–	–
William M. Stern	9,500(17)	*	8,900(18)	1.10%
Directors and Executive Officers of the Company as a Group (14 persons)	1,592,128(19)	19.50%	22,443(20)	2.70%

_________

(1)	This information is based on information known to the Company or furnished to the Company by directors and executive officers. Except as indicated below, the Company is informed that the respective beneficial owners have sole voting power and sole dispositive power with respect to all of the shares set forth opposite their names. Percentages of less than 1% are indicated by an asterisk. For ease of analysis, the Common Stock information in the table and the related footnotes do not include the number of shares of Common Stock into which the Depositary Shares may be converted. A holder of Depositary Shares may convert such Depositary Shares into shares of Common Stock at any time at a conversion ratio of 1.708 shares of Common Stock for each Depositary Share. Consequently, a holder of Depositary Shares is deemed to beneficially own all of the shares of Common Stock into which such holder’s Depositary Shares may be converted. However, for so long as the Company is in arrears on six or more preferred stock dividends, holders of Depositary Shares are not entitled to vote for the election of directors to be elected by holders of the Common Stock unless such Depositary Shares are actually converted prior to the record date for the Annual Meeting. Also, shares which may be purchased under option plans are reflected in the table but are not entitled to vote unless exercised prior to the record date for the Annual Meeting. The Westmoreland Coal Company and Affiliated Companies Employees’ Savings/Retirement Plan (the “401(k) Plan”) provides investment alternatives which include a Common Stock Fund and a Depositary Share Fund. All amounts included herein held through the 401(k) Plan are as of March 31, 2002.

(2)	Includes 7,500 shares of Common Stock which may be purchased upon exercise of options under the 2000 Non-Employee Directors’ Stock Incentive Plan (the “2000 Directors’ Plan”).

(3)	Includes 4,000 Depositary Shares held by two trusts of which Mr. Armstrong is trustee, 3,500 shares held by a trust for which Mr. Armstrong exercises voting and dispositive power on behalf of the trustee, and 3,834 shares held by Mr. Armstrong as a personal investment.

(4)	Includes 7,500 shares of Common Stock which may be purchased upon exercise of options under the 2000 Directors’ Plan.

(5)	Includes 634 shares of Common Stock held by CIGNA Retirement and Investment Services (“CIGNA”), as trustee of the 401(k) Plan, and 15,049 shares of Common Stock which may be purchased upon exercise of options under the 1995 Long-Term Incentive Option Plan (the “1995 Plan”) and the 2000 Long-Term Incentive Stock Plan (the “2000 Plan”).

(6)	Includes 35,000 shares of Common Stock which may be purchased upon exercise of options under the 1996 Directors’ Stock Incentive Plan (the “1996 Plan”) and the 2000 Directors’ Plan.

(7)	Includes 1,667 shares of restricted stock expected to be issued in April 2002. Also includes 337 shares of Common Stock held by CIGNA, as trustee of the 401(k) Plan, and 33,750 shares of Common Stock which may be purchased upon exercise of options under the 1995 Plan and the 2000 Plan.

(8)	Includes 278,074 shares of Common Stock held by The Killen Group, Inc. (“The Killen Group”), of which Mr. Killen is the Chairman and Chief Executive Officer. Of the 278,074 shares of Common Stock, Mr. Killen has sole voting power of 231,650 shares and sole dispositive power of 278,074 shares. Also includes 61,500 shares of Common Stock held by a limited partnership of which Mr. Killen and his spouse are general partners, 29,184 shares of Common Stock held by Mr. Killen and his spouse, jointly, 53,189 shares of Common Stock held by Mr. Killen as a personal investment, and 10,000 shares of Common Stock which may be purchased upon exercise of options under the 1996 Plan and the 2000 Directors’ Plan.

(9)	Includes 68,500 shares of Common Stock which may be purchased upon exercise of options under the 1991 Non-Qualified Stock Option Plan for Non-Employee Directors (the “1991 Plan”), the 1996 Plan and the 2000 Directors’ Plan.

(10)	Includes 607 shares of Common Stock held by CIGNA, as trustee of the 401(k) Plan. Also includes 45,100 shares of Common Stock which may be purchased upon exercise of options under the 1995 Plan and the 2000 Plan.

(11)	Held by CIGNA, as trustee of the 401(k) Plan.

(12)	Includes 375 shares of Common Stock held by CIGNA, as trustee of the 401(k) Plan. Also includes 14,349 shares of Common Stock which may be purchased upon exercise of options under the 1995 Plan and the 2000 Plan.

(13)	Includes 62,500 shares of Common Stock which may be purchased upon exercise of options under the 1991 Plan, the 1996 Plan and the 2000 Directors’ Plan.

(14)	Includes 5,000 shares of restricted stock expected to be issued in April 2002. Also includes 2,999 shares of Common Stock held by CIGNA, as trustee of the 401(k) Plan, and 263,550 shares of Common Stock which may be purchased upon exercise of options under the 1985 Westmoreland Incentive Stock Option and Stock Appreciation Rights Plan (the “1985 Plan”), the 1995 Plan, the 1996 Plan and the 2000 Plan.

(15)	Includes 82 Depositary Shares held by CIGNA, as trustee of the 401(k) Plan.

(16)	Includes 11,500 shares of Common Stock which may be purchased upon exercise of options under the 1991 Plan, the 1996 Plan, and the 2000 Directors’ Plan.

(17)	Includes 7,500 shares of Common Stock which may be purchased upon exercise of options under the 2000 Directors’ Plan.

(18)	Includes 4,900 Depositary Shares held by two trusts of which Mr. Stern is a trustee and beneficiary, 3,000 shares held by a trust for which Mr. Stern is sole trustee, and 1,000 shares held in trust for which Mr. Stern is sole trustee and beneficiary.

(19	See Notes 2, 4-10, 12-14, 16 and 17 above. This number also includes beneficial ownership information for Gregory S. Woods. Additional information regarding Mr. Woods may be found in the Company's Annual Report on Form 10-K for the year ending December 31, 2001.

(20)	See Notes 3, 11, 15 and 18 above. This number also includes beneficial ownership information for Gregory S. Woods. Additional information regarding Mr. Woods may be found in the Company's Annual Report on Form 10-K for the year ending December 31, 2001.

        Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 23, 2002. The shares issuable pursuant to these options are not deemed outstanding for the purposes of computing the percentage ownership of any other person.

CERTAIN EXECUTIVE OFFICERS

        The following sets forth certain information with respect to certain executive officers of the Company as of December 31, 2001. Additional information regarding the Company’s executive officers can be found in its Annual Report on Form 10-K for the year ended December 31, 2001.

Name	Age	Position
Christopher K. Seglem(1)	55	Chairman of the Board, President and Chief Executive Officer

Robert J. Jaeger (2)	53	Senior Vice President, Finance and Development

W. Michael Lepchitz(3)	48	Vice President, General Counsel and Secretary

Thomas G. Durham(4)	53	Vice President, Coal Operations

Todd A. Myers (5)	38	Vice President, Sales and Marketing

_________

(1)	Mr. Seglem was elected President and Chief Operating Officer in June 1992, and a Director of the Company in December 1992. In June 1993, he was elected Chief Executive Officer, at which time he relinquished the position of Chief Operating Officer. In June 1996, he was elected Chairman of the Board. He is a member of the bar of Pennsylvania.

(2)	Mr. Jaeger held various financial positions at Penn Virginia Corporation from 1976 and was Vice President and Chief Financial Officer when he left in March 1995. He joined Westmoreland Energy, Inc. in April 1995 as Vice President-Finance. He was elected Vice President Finance, Treasurer and Controller of Westmoreland in September 1995. He was elected Senior Vice President-Finance, Treasurer and Controller in February 1996 and relinquished the position of Controller in January 1998 and the position of Treasurer in July 2001. He became Senior Vice President, Finance and Development in October 2001.

(3)	Mr. Lepchitz joined Westmoreland in 1991 as Assistant General Counsel. In June 2000, Mr. Lepchitz was elected Vice President and General Counsel of Westmoreland Coal Company and, in May 2001, he became Corporate Secretary of Westmoreland. He is a member of the bar of Virginia.

(4)	Mr. Durham joined Westmoreland as Vice President Coal Operations in April 2000. For the four years prior to joining Westmoreland, he was a Vice President of NorWest Mine Services, Inc. which provides worldwide mining consulting services on surface mining and other projects. Mr. Durham has 30 years of surface mine management and operations experience. He became a registered professional engineer in 1976.

(5)	Mr. Myers re-joined Westmoreland in January 2000 as Vice President, Development. He originally joined Westmoreland in 1989 as a Market Analyst and was promoted in 1991 to Manager of the Contract Administration Department. He left Westmoreland in 1994. Between 1994 and 2000, he was Senior Consultant and Manager of the Environmental Consulting Group of an energy consulting firm, specializing in coal markets, independent power development, and environmental regulation.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Westmoreland Coal Company Board of Directors (“the Committee”) is composed of four independent directors and operates under a written charter first adopted by the Board of Directors on March 10, 2000.

        Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Committee’s responsibility is to monitor and oversee these processes.

        In this context, the Committee met with management and the independent accountants to review and discuss the Company’s significant accounting policies and the audited consolidated financial statements for the year ended December 31, 2001. The Committee also discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company’s independent accountants also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm’s independence. The Audit Committee also considered whether the independent auditors’ provision of non-audit related services to the Company is compatible with maintaining such auditors’ independence.

        Based on its discussions with management and the independent accountants, and its review of the representations and information provided by management and the independent accountants, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in Westmoreland Coal Company’s Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

Thomas J. Coffey, Chairman
William R. Klaus
Thomas W. Ostrander
James W. Sight

EXECUTIVE COMPENSATION

        The following table sets forth information for 2001, 2000 and 1999 as to the person who held the position of Chief Executive Officer during 2001 and the other four most highly compensated executive officers at the end of 2001, whose total salary and bonus for 2001 exceeded $100,000 (the "named executive officers").

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards

Name and Principal Positions	Year	Salary ($)	Bonus ($)(1)	Other Annual Compen-sation	Restricted Stock Awards (2) ($)	Stock Securities Underlying Options	All Other Compen- sation(3)($)

Christopher K. Seglem,	2001	395,220	196,820(4)	–	–	15,700	10,823
Chief Executive Officer	2000	334,802	485,482(5)	–	50,625	117,200	10,859
and President	1999	334,802	667,000	19,304	–	–	26,178

Robert J. Jaeger,	2001	209,383	78,205	330	–	5,800	7,109
Senior Vice President,	2000	186,830	88,931	–	16,875	61,700	4,800
Finance and Development	1999	186,830	300,000	59,640	–	–	5,400

W. Michael Lepchitz,	2001	180,942	67,582	12,619	–	5,000	33,276
Vice President, General	2000	163,000	83,114	12,194	–	42,600	3,656
Counsel and Secretary	1999	125,400	200,000	18,711	46,000	15,000	4,480

Thomas G. Durham,	2001	149,144	45,339	8,408	–	3,600	14,205
Vice President,	2000	74,044	34,526	3,100	–	26,500	13,415(6)
Coal Operations	1999	–	–	–	–	–	–

Todd A. Myers,	2001	136,799	41,587	–	–	3,200	3,737
Vice President, Sales	2000	99,778	41,520	14,205	–	25,000	19,514(6)
and Marketing	1999	–	–	–	–	–	–

(1)	The 1999 bonuses reflected awards earned on the basis of performance from 1996 through early 1999, and were paid in connection with the Company’s successful emergence from bankruptcy, during which no bonuses were paid.

(2)	In 2000, Mr. Seglem and Mr. Jaeger were granted 15,000 and 5,000 shares of restricted stock respectively under the Westmoreland Coal Company 1995 Long-Term Incentive Stock Plan ("1995 Plan"). These shares are valued in the table at the closing price of the Company's Common Stock on the date of grant, April 14, 2000. They vest in one-third annual increments beginning on the first anniversary of the date of grant. In 1999, Mr. Lepchitz was granted 11,500 shares of restricted stock, under the 1995 Plan. These shares are valued in the table at the closing price of the Company's Common Stock on the date of grant, January 26, 1999. They were fully vested on the date of grant but were subject to a one-year restriction on sale. All restrictions on Mr. Lepchitz's shares have now expired and these shares are no longer restricted stock. The number of shares of restricted stock held by each of the executive officers as of December 31, 2001 and their value as of that date, based on the closing price of the stock on December 31, 2001 ($13.60) were as follows: Mr. Seglem: 5,000 shares, $68,000; and Mr. Jaeger: 1,667 shares, $22,671.20.

(3)	The category entitled “All Other Compensation” includes reimbursements and payments for relocation and related expenses, Company contributions to the 401(k) Plan, insurance premiums, and financial planning fees paid by the Company. Mr. Seglem received directors’ fees in 1999; however, the Company altered its policy on payment of directors’ fees to employee directors in 2000 and Mr. Seglem has not received directors’ fees in respect of meetings of the Board of Directors or Committees thereof that have taken place after March 2000. In 2001, the Company made reimbursements and payments for relocation and related expenses for Messrs. Lepchitz and Durham in the amounts of $14,636 and $10,201, respectively. The Company contributed $4,914; $5,138; $3,730; $3,216; and $3,016 to the 401(k) Plan during 2001 on behalf of Messrs. Seglem, Jaeger, Lepchitz, Durham, and Myers, respectively. In 2001, the Company paid life insurance premiums of $5,909; $1,571; $1,326; $789; and $721 for Messrs. Seglem, Jaeger, Lepchitz, Durham, and Myers, respectively. All Other Compensation for some earlier years includes reimbursements and payments for relocation and related expenses.

(4)	The 2001 bonuses were awarded in 2002 for performance during the year 2001.

(5)	Includes amounts related to a bonus awarded on April 11, 2001 for the year 2000 of $250,000 cash or 16,500 shares restricted stock, at Mr. Seglem’s election. On May 25, 2001, Mr. Seglem elected to receive the award in stock which was valued at $280,583 on that date.

(6)	Mr. Myers re-joined the Company on January 1, 2000 and Mr. Durham joined the Company on April 24, 2000.

        The following table represents information regarding options to purchase common shares granted to the named executive officers in 2001. The option grants reflected in the table consist of 2001 grants made to the listed executives under the 2000 Long-Term Incentive Stock Plan (“2000 Plan”) and the 1995 Long Term Incentive Stock Plan (“1995 Plan”). The top number represents awards made pursuant to the 1995 Plan and the bottom number awards made pursuant to the 2000 Plan.

Option/SAR Grants in Last Fiscal Year

Individual Grants					Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term

Name	Number of Securities Underlying Options Granted (#)	Percent of total options granted to employees in fiscal year under both the 1995 Plan and the 2000 Plan	Exercise or base price per share ($/sh)	Expiration date	5% ($)	10% ($)

Christopher K. Seglem	12,348	28.30%	$18.19	5/28/11	141,240	357,941
	3,352		$18.09	5/28/11	38,676	97,499
Robert J. Jaeger	4,562	10.50%	$18.19	5/28/11	52,185	132,242
	1,238		$18.09	5/28/11	14,284	36,009
W. Michael Lepchitz	3,932	9.00%	$18.19	5/28/11	44,978	113,980
	1,068		$18.09	5/28/11	12,323	31,065
Thomas G. Durham	2,831	6.50%	$18.19	5/28/11	32,384	82,064
	769		$18.09	5/28/11	8,873	22,368
Todd A. Myers	2,517	5.80%	$18.19	5/28/11	28,792	72,962
	683		$18.09	5/28/11	7,880	19,866

        The following table presents information regarding stock option exercises by the named executive officers in 2001 and the number of unexercised options to purchase Common Stock held by them at December 31, 2001:

Aggregated Option Exercises in the last Fiscal Year and FY-End Option Values

	Number of Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at December 31, 2001 (#)		Value of Unexercised In-the-Money Options at December 31, 2001 ($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Christopher K. Seglem	52,000	497,760	192,100	81,100	$2,018,640	$711,648
Robert J. Jaeger	48,850	462,311	–	36,650	–	$328,576
W. Michael Lepchitz	15,000	172,500	21,300	26,300	$226,961	$226,961
Thomas G. Durham	–	–	13,250	16,850	$140,122	$140,122
Todd A. Myers	12,750	168,476	–	15,950	–	$104,728

        In 2000, the Board of Directors of the Company adopted a Performance Unit Plan as part of the Company’s long-term incentive program because an insufficient number of stock options were available to provide a competitive long-term incentive to key executives. The Plan is designed to link recipients’ long-term economic interest with those of the stockholder. Performance units awarded in 2000 under the 2000 Plan mature June 30, 2003. Mr. Seglem was awarded 196,449 units; Mr. Jaeger, 66,357 units; and Mr. Lepchitz, 46,307 units. Each performance unit awarded in 2000 entitles the recipient to receive a payment in cash or stock, at the election of the Company, having a value equal to the difference between the base price of $2.9079, which is the average price of the Company’s Common Stock for the 20 trading days ending June 30, 2000, and the ending price, which will be the average price of the Company’s Common Stock for the 20 trading days ending June 30, 2003. The performance units vest in one-third annual increments.

        Each performance unit awarded in 2001 under the 2000 Performance Unit Plan entitles the recipient to receive a payment in cash or stock, at the election of the Company, having a value equal to an amount based upon the total stockholder return percentage on the Company’s Common Stock between June 1, 2001 and May 31, 2004 compared to such return during such period on the common stock of a peer group comprised of AES Corp., Alliance Resources Partners L.P., Arch Coal, Inc., BHP Billiton Limited, Beard Company, Calpine Corp., CONSOL Energy, Inc., Headwaters, Inc., Massey Energy Company, Peabody Energy Corp., RWE AG, SGI International, and Yanzhou Coal Mining Company. Total stockholder return is expressed as a percentage and then compared with the total stockholder return (expressed as a percentage) of the companies comprising the peer group. For example, if during this period, six companies in the peer group had a total stockholder return better than the Company’s and seven companies had a total stockholder return during this period worse than the Company’s, the Company’s stockholder return would rank in the 54th percentile. Each performance unit has a value of $75 at the threshold performance level, which is the Company’s total stockholder return percentage at the 40th percentile of the identified peer group of companies; $100 at the target level, which is the 60th percentile; and $200 at or above the maximum level, which is the 80th percentile. For performance between the threshold and target levels, the value of the performance units shall be increased by $1.25 for each performance percentile above the 40th percentile. For performance between the target and maximum levels, the value of the performance units shall be increased by $5 for each performance percentile above the 60th percentile. If total stockholder percentage return on the Company’s Common Stock fails to achieve the threshold level, the performance units shall have no value. Total stockholder return measures the cumulative appreciation in the relevant entities’ stock price and assumes the reinvestment of dividend. For the purpose of the total stockholder return percentage calculation, the base price of the Company’s Common Stock and each of the peer group’s common stock is the average of trading prices for the 20 trading days ending prior to June 1, 2001. The daily average trading price for a given day is the average of the high and low trading prices for such day. The ending price will be calculated on the same basis, using the 20 trading days ending prior to June 1, 2004. The performance units vest in one-third annual increments beginning on the first anniversary of the date of grant.

        The following table represents information regarding performance units granted to the named executive officers in 2001 under the 2000 Performance Unit Plan.

Long-Term Incentive Plans – Awards in Last Fiscal Year

Name	Number of Shares, Units or Other Rights (#)	Performance Or Other Period Until Maturation Or Payout

Christopher K. Seglem	5,447	5/31/04
Robert J. Jaeger	2,016	5/31/04
W. Michael Lepchitz	1,734	5/31/04
Thomas G. Durham	1,238	5/31/04
Todd A. Myers	1,125	5/31/04

Pension Plan

        The Company sponsors a Pension Plan (the “Plan”) for eligible employees of the Company and its subsidiaries to which employees make no contributions. All employees whose terms and conditions of employment are not subject to collective bargaining and who work 1,000 or more hours per year are eligible for participation in the Plan. Eligible employees become fully vested after five years of service, or, in any event, upon attaining age 65.

        The Plan was adopted effective December 1, 1997 as a qualified replacement plan for a previous plan (the “Previous Plan”), which was terminated effective November 30, 1996 (the “Previous Plan Termination Date”). In general, the Plan provides for payment of annual retirement benefits to eligible employees equal to 1.2% of any employee’s average annual salaried compensation (over the sixty most highly compensated consecutive months of employment) plus 0.5% of such average annual compensation in excess of the employee’s pay used to determine Social Security retirement benefits for each year of service to a maximum of 30 years, less the benefit, if any, provided to the participants under the Previous Plan. The Plan also provides for disability benefits and for reduced benefits upon retirement prior to the normal retirement age of 65. For the purpose of benefit calculation under the Plan, credited service under the Previous Plan is included with credited service under the Plan and a benefit amount is calculated using the above formula. The amount of the accrued benefit under the Previous Plan, calculated as of the Previous Plan Termination Date, is then subtracted to arrive at the benefit amount payable under the Plan.

        No amounts are included in the Salary column of the Summary Compensation Table above in respect of Plan contributions by the Company and its subsidiaries because the Plan is a qualified defined benefit plan. The Company did not and was not permitted to make contributions to this Plan for 2001, due to the full funding limitations imposed under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). The basis upon which benefits are computed is a straight-life annuity; payments are available in other forms on an actuarially adjusted basis equivalent to a straight-life annuity. Benefit amounts set forth in the table below are not subject to any deduction for Social Security benefits or other offset amounts, except as noted below for the amount of the accrued benefit under the Previous Plan.

        The amounts shown in the table below would be reduced by the amount of accrued benefit under the Previous Plan. The amount of reduction from the annual benefit for the following individuals are: Mr. Seglem--$38,162; Mr. Jaeger--$2,619; and Mr. Lepchitz--$3,594. Since Messrs. Durham and Myers were not employees of the Company at the time the Previous Plan was terminated, they have no accrued benefit under the Previous Plan but participate in the Company's current pension plan.

        Four years and one month of service has been credited through December 31, 2001 under the Plan subsequent to the Previous Plan Termination Date for each of Messrs. Seglem, Jaeger, and Lepchitz. Years of credited service under the Previous Plan as of the Previous Plan Termination Date for the following individuals and the amounts received by them from the Previous Plan in December 1997 in connection with the plan termination were: Mr. Seglem—16 years, three months, $174,424; Mr. Jaeger—one year, seven months, $10,603; and Mr. Lepchitz—five years, $10,426.

        The current compensation covered by the Plan for any executive officer in the Summary Compensation Table is that amount reported in the Salary column, subject to limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”).

        The Code limits the amount of compensation that may be taken into account for the purpose of determining the retirement benefit payable under retirement plans (such as the Plan) that are qualified under ERISA. The limitation for 2001 was $170,000 and will be $200,000 in 2002. So that the Company may provide retirement income to its senior executives and other key individuals that is commensurate as a percentage of preretirement income with that paid to other Company employees, the Company established a nonqualified Supplemental Executive Retirement Plan (the “SERP”), effective January 1, 1992, which among currently active employees covers only Mr. Seglem. The annual benefit presented in the table below includes the portion of retirement benefits payable through the SERP.

        To become vested in the SERP, a participant must attain age 55 and generally complete 10 years of service. Bonus amounts are included in a participant’s compensation under the SERP, although excluded under the Plan. Benefits are payable out of the Company’s general assets, and shall commence and be payable at the same time and in the same form as the Plan.

        The following table shows estimated annual retirement benefits, which are representative of an employee currently age 65 whose salary remained unchanged during his or her last five years of employment and whose benefit will be paid for the life of the employee:

	Years of Service

Remuneration	15	20	25	30	35

$ 125,000	$ 29,540	$ 39,387	$ 49,234	$ 59,081	$ 59,081
150,000	35,915	47,887	59,859	71,831	71,831
175,000	42,290	56,387	70,484	84,581	84,581
200,000	48,665	64,887	81,109	97,331	97,331
225,000	55,040	73,387	91,734	110,081	110,081
250,000	61,415	81,887	102,359	122,831	122,831
300,000	74,165	98,887	123,609	148,331	148,331
350,000	86,915	115,887	144,859	173,831	173,831
400,000	99,665	132,887	166,109	199,331	199,331
450,000	112,415	149,887	187,359	224,831	224,831
500,000	125,165	166,887	208,609	250,331	250,331

Severance Arrangements

        The Company and its subsidiaries have severance policies. The Westmoreland Coal Company severance policies consist of an Executive Severance Policy (the "Executive Policy") which covers Messrs. Seglem and Jaeger, and a Severance Policy (the "Severance Policy") which covers Messrs. Lepchitz, Durham, and Myers and certain other employees of the Company at the corporate offices.

        The Executive Policy provides that Messrs. Seglem and Jaeger are entitled to a severance benefit in the event of certain terminations of their employment with the Company or its subsidiaries. The policy was adopted in 1993 as the Company entered a restructuring phase, and its original coverage included other senior executives who have since retired or left the Company. For purposes of the Executive Policy, a termination is deemed to have occurred and severance will be granted at any and all times for the following reasons: (i) discharge for unacceptable job performance (other than that resulting from gross or willful misconduct, which is defined as an act or acts constituting larceny, fraud, gross negligence, crime or crimes, moral turpitude in the course of employment, or willful and material misrepresentation to the Company’s directors or officers); (ii) discharge due to recognition of a mistake in the recruiting process, as determined by management; (iii) a significant reduction, or increase without adequate compensation, in the nature or scope of such executive’s authority or duties; (iv) a relocation of such executive from Colorado Springs, Colorado, to any location, or a reduction in such executive’s base compensation, a material reduction of the value of the aggregate of employee benefits as described in the Policy, or cessation of eligibility for incentive bonus payments; or (v) in the event of a change in control of the Company, as defined in the Policy. The severance benefit under this policy is an amount equal to twice the executive officer’s annual average cash compensation, defined as the greater of the annualized base salary at the time of severance plus the amount of bonus awarded (including amount deferred) in that year or the annual average of the executive officer’s most recent five calendar years of base salary and bonus awarded (including amounts deferred), including the year of termination. The severance benefit will be paid in approximately equal monthly installments over a period of 24 months following the date of termination, unless the executive officer elects to receive the present value of his total severance, including the present value of executive benefits (such as life and health insurance, stock options, and financial planning and outplacement services) in a lump sum cash distribution at the time of termination.

        A change in control of the Company is defined in the Policy as: (i) a transaction, acquisition, merger, other event or series of events (“events”) which results in any individual, person, entity or group acting in concert (“person”) having beneficial ownership of 20% or more of the Company’s Common Stock or voting preferred stock or any combination thereof, that will give that person ownership or control of 20% or more of the combined voting power of all stock generally entitled to vote for the election of directors; or where such person prior to a transaction, acquisition, merger, other event or series of events holds a 20% or more voting power, as defined therein, an event which increases that person’s interest by 5% or more; unless a majority of those members of the Board of Directors who were in office prior to the occurrence of the event determines at the next regularly scheduled Board meeting that the event was not hostile or adverse; or (ii) a change in the membership of the Board of Directors when, in less than two years, the directors prior to the change cease to constitute a majority, unless the new directors were designated as nominees or were elected to fill a vacancy on the Board by two-thirds of the incumbent directors at the time; or (iii) a consolidation or merger as a result of which the Company is not the surviving or continuing corporation or where the Company’s stock is converted into cash, securities or other property; or any sale, lease, exchange or other transfer of all or substantially all of the assets of the Company; or an adoption of any plan or proposal for the liquidation or dissolution of the Company.

        The Severance Policy that currently covers Messrs. Lepchitz, Durham, and Myers provides that all full-time non-union employees of the Company who are not covered under the Executive Policy are entitled to a severance benefit in the event their employment with the Company is terminated for at least one of the following reasons: (i) a reduction in work force; (ii) liquidation of the Company; (iii) reorganization of the work force through a sale, merger or consolidation with another company in which Westmoreland is not the surviving company; (iv) a change of control (which is defined as a change in the composition of the Board of Directors whereby a majority of sitting directors were not included on management’s slate of nominees for election as common directors at the last election of directors); or (v) unacceptable performance as determined by the employee’s unit head if the senior operating officer or chief financial officer and the chief executive officer concur in writing, provided that in the event of such a termination for unacceptable performance, the total severance payment may not exceed four week’s base salary. An employee is not eligible to receive severance benefits under the Severance Policy if the termination was voluntary, was due to gross or willful misconduct or if the terminated employee received a reasonable offer of employment from a surviving company or any of its related entities following a sale, merger or consolidation. A “reasonable offer” is defined as one that is broadly within the eligible employee’s experience or ability, for which the starting salary is not less than 90% of the base salary previously received, and which includes severance benefits generally applicable to the existing employees of the new company or its affiliates. The severance benefit under this policy is an amount equal to two weeks of base salary for each year of continuous service to the Company, with a minimum of 12 weeks and a maximum of 52 weeks of base salary, plus a payment of $6,000 which is intended to assist employees in purchasing continued health coverage that may be available from the Company or its insurance providers. Except for terminations for cause, eligible employees may also receive certain outplacement services.

Compensation of Directors

        The Company compensates the members of its Board of Directors who are not employees of the Company (“non-employee directors”) by paying them an annual retainer and a fee for each meeting of the Board or committee that they attend and by granting them options to purchase Common Stock. In 2001, each non-employee director received an annual retainer of $15,000, $9,000 of which was paid in cash and the remaining $6,000 of which directors could elect to receive in cash or in Common Stock. Each non-employee director also received $1,000 per meeting of the Board and each committee of which he was a member that the director attended, and committee chairmen received an additional $250 per meeting of each committee that they chaired. In addition, under the 2000 Directors’ Plan, each non-employee director is entitled to receive, as an initial grant upon his first joining the Board, options to purchase 20,000 shares of Common Stock; each non-employee director is entitled to receive options to purchase 10,000 shares of Common Stock annually thereafter upon his re-election to the Board. Because all directors first joined the Board prior to 2001, each of the non-employee directors received 10,000 shares pursuant to the 2000 Directors’ Plan in 2001. The Company altered its policy on the payment of directors’ fees to employee-directors in 2000, and Mr. Seglem has not received directors’ fees in respect of meetings of the Board of Directors or committees thereof that have taken place after March 2000.

        Mr. Hutchinson retired as an employee of the Company as of December 31, 1993. Mr. Hutchinson is entitled to receive benefit payments from the Company's SERP of $3,708 a month.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

        Messrs. Klaus (Chairman), Hutchinson, Killen and Ostrander served on the Compensation and Benefits Committee during 2001.

        No member of this Committee was an officer or employee of the Company during 1999, 2000 or 2001. One member of this Committee, Mr. Hutchinson, was formerly an officer of the Company. Mr. Ostrander is a Managing Director of Saloman Smith Barney, Inc., which provide certain investment banking services to the Company. No executive officer of the Company served either as a member of the compensation committee or as a director of a company, one of whose executive officers served on the Company’s Compensation and Benefits Committee, or as a member of the compensation committee of a company, one of whose executive officers served as a director of the Company. To protect deductibility of certain option and incentive awards under Section 162(m) of the Internal Revenue Code, the Committee formed a Sub-Committee which is made up of Messrs. Killen, Klaus and Ostrander, none of whom have ever been an officer or employee of the Company. The ability to deduct certain incentive awards from the Company’s income taxes is better protected if former officers or employees do not participate in the decision to grant certain types of incentive compensation. The Sub-Committee responsibility is limited to consideration of compensation issues which may result in a loss of tax deductibility by Westmoreland of any award because of participation by any former officer or employee.

COMPENSATION AND BENEFITS COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The Compensation and Benefits Committee is responsible for setting the salaries and incentive compensation of the Company’s executive officers. The Committee’s objective is to oversee and administer compensation programs which attract, retain, reward and motivate highly qualified executive officers to perform their duties in a competent and efficient manner, increase the Company’s long-term profitability and build stockholder value. The Committee is composed of four non-employee directors, Messrs. Klaus (Chairman), Hutchinson, Killen and Ostrander.

        Westmoreland’s compensation policy is based on the principle that financial rewards to executives should reflect the Company’s performance. By doing this, the Company aligns the interest of its executives with that of its stockholders by promoting a suitable return on investment through earnings from operations and prudent management of the Company’s businesses. Primarily as a result of the extensive challenges faced in the restructuring the Company has undertaken over the past decade, the Company’s compensation levels have fallen below those of its peer group. It is the Committee and Company’s intention to bring these to comparable levels over time.

        The Committee met in April and May 2001 to review compensation. To assist it, the Committee retained the nationally recognized consulting firm Mercer Human Resources Consulting, formerly known as William M. Mercer, Incorporated (“Mercer”), which had previously conducted a review of the Company’s compensation levels and practices for key executives and directors and assisted it in developing an appropriate compensation strategy based on Westmoreland’s strategic position and the compensation paid to executives of companies comparable to Westmoreland.

        Westmoreland’s executive compensation strategy has three separate elements: base salary, annual incentive compensation and long-term incentive compensation. The Committee chose in 2001 to continue its policy of deemphasizing base salary in favor of annual incentive and long-term incentive compensation in order to align compensation with the Company’s strategic plan for growth and recovery. The following is a summary of each element.

        Base Salary

        The Committee determines a salary range for each of the Company’s executive officers. The range is based on (1) the officer’s level and scope of responsibilities; (2) the salaries of executives at similar levels or discharging similar responsibilities for companies in a “peer group”, developed by Mercer, and (3) the officer’s experience and performance. In considering the second of these factors, the Company reviews a peer group of companies developed by Mercer that includes mining and energy companies that are similar in size to Westmoreland and are publicly traded.

        The Committee’s practice has been, with Mercer’s help, to establish a market range and median of the peer group companies for base salaries for particular executive officers. The data utilized in this determination is compiled from publicly available information for the comparison group of companies and from various salary surveys that are made available to the public by trade and industry associations, accounting firms, compensation consultants and professional groups.

        The Committee’s consideration of base salary increases for Messrs. Jaeger, Lepchitz, Durham, and Myers in 2001 was based on the information described above regarding comparable positions and companies and Mr. Seglem’s performance evaluation and recommendation. The Committee’s consideration of a base salary increase for Mr. Seglem, as the Chief Executive Officer, was also based on the Mercer study and the performance evaluation conducted by the Committee and the Board of Directors. Prior to 2001, the salaries of Messrs. Seglem and Jaeger had not been adjusted for several years while the Company was restructuring. In deciding to increase the salaries of Messrs. Lepchitz, Durham and Myers in 2001, the Committee took account of the fact that Mr. Lepchitz assumed additional corporate responsibilities in 2001 and that the scope of Messrs. Durham’s and Myers’ responsibilities significantly expanded in connection with the Company’s growth during the year.

        Annual Incentive Compensation

        In March 2002, each of Westmoreland’s executive officers was awarded an annual incentive bonus based on the accomplishment of performance-based strategic criteria during the year ended December 31, 2001. These criteria are established annually by the Committee under the Company’s Annual Incentive Plan and, for 2001, included goals and objectives related to closing the acquisitions of the coal businesses of The Montana Power Company and the coal assets of Knife River Corporation in a timely fashion, compliance with the financial ratios contained in the Master Agreement with the United Mine Workers of America, reduction of costs, resumption of preferred dividends and certain individual goals. Messrs. Seglem, Jaeger, Lepchitz, Durham, and Myers were awarded performance-based bonuses of $196,820; $78,205; $67,582; $45,339; and $41,587, respectively, for 2001, reflecting average awards 20% below targeted levels. Target levels are based on Mercer’s market comparison studies and range from 30% to 60% of base salary according to the responsibility level of the executive. An executive’s annual incentive performance award is equal to (i) the percentage of the executive’s performance goals that are achieved during the year multiplied by (ii) the target level (which is a percentage of the executive’s base salary), multiplied by (iii) the executive’s base salary.

        Long-Term Incentive Compensation

        The Committee believes that long-term incentive compensation is the most direct way of tying executive compensation to increases in value for the stockholder. The Company’s long-term incentive compensation plan is comprised of the award of stock options and grants under long-term incentive stock plans and cash or stock under a performance unit plan. The Performance Unit Plan was adopted in 2000, at a time when the Company did not have adequate shares available in approved long-term incentive stock plans to motivate employees at levels competitive with the market or its peer group. From time to time, executive officers and other eligible employees of Westmoreland are granted options to purchase shares of Westmoreland Common Stock and awards of stock and performance units based upon their respective levels of duties. The value of awards issued in 2001 under the 1995 and 2000 Long-Term Incentive Stock Plans is based solely and directly on increases in the value of the Company’s Common Stock from the date of grant in May 2001. One-half of the options granted under each plan vest after one year, and one-half after two years. Under the Performance Unit Plan, the value of awards issued in 2001 was based on total stockholder returns relative to a group of similar companies measured after three years from the date of the grant in May 2001 and is capped at approximately $3.2 million. The performance units vest in three equal annual increments beginning one year after the date of the grant. See discussion of Performance Unit Plan on page 17.

        In 2001, again with Mercer’s advice and assistance, the Committee evaluated the level of long-term incentives provided to each of the executive officers of Westmoreland and each officer’s relative contributions to corporate performance. Based upon such evaluation, during the year ended December 31, 2001, the Committee approved grants of options and performance units to certain executive officers of Westmoreland in recognition of their contributions toward improvements in the operating, financial and share performance of the Company. During the year ended December 31, 2001, the Committee granted options and performance units, respectively, to the named executive officers in the following amounts: Mr. Seglem – options to purchase 12,348 shares under the 1995 Plan and 3,352 shares under the 2000 Plan, and 5,447 performance units under the 2000 Plan; Mr. Jaeger – options to purchase 4,562 shares under the 1995 Plan and 1,238 shares under the 2000 Plan, and 2,016 performance units under the 2000 Plan; Mr. Lepchitz – options to purchase 3,932 shares under the 1995 Plan and 1,068 shares under the 2000 Plan, and 1,734 performance units under the 2000 Plan; Mr. Durham – options to purchase 2,831 shares under the 1995 Plan and 769 shares under the 2000 Plan and 1,238 performance units under the 2000 Plan; and Mr. Myers – options to purchase 2,517 shares under the 1995 Plan and 683 shares under the 2000 Plan, and 1,125 performance units under the 2000 Plan.

        Compensation of Chief Executive Officer

        Mr. Seglem’s base salary, annual incentive compensation and long-term incentive compensation are determined by the Committee in the same manner as is used by the Committee for executive officers generally. Mr. Seglem’s total compensation package is designed to be aligned with the financial interests of the stockholders. A substantial portion of Mr. Seglem’s cash compensation for the year is incentive-based and is therefore at risk to the extent that Westmoreland fails to meet or exceed performance goals determined by the Committee. In 2001, the Committee increased Mr. Seglem’s base salary from $334,802 to $415,000 on the basis of his individual performance in 2001 and over the past several years. Mr. Seglem’s salary had not been adjusted since 1996. In addition, Mr. Seglem received an annual incentive award of $196,820, which award was 17% below the Plan’s targeted level.

        Deductibility of Certain Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to the company's Chief Executive Officer and four other most highly compensated executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. The Committee reviews the potential effect of Section 162(m) periodically and generally seeks to structure the long-term incentive compensation granted to its executive officers in a manner that is intended to avoid disallowance of deductions under Section 162(m). Nevertheless, there can be no assurance that compensation attributable to awards granted under the Plan will be treated as qualified performance-based compensation under Section 162(m). In addition, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limit when the Committee believes such payments are appropriate and in the best interests of the Company and its stockholders, after taking into consideration changing business conditions and the performance of its employees.

        Charter

        On April 8, 2002, the Committee approved and adopted a written charter to govern its activities. A copy of this charter is attached to this proxy statement as Annex B.

William R. Klaus, Chairman
Pemberton Hutchinson
Robert E. Killen
Thomas Ostrander

Performance Graph

        The following Performance Graph compares the cumulative total stockholder return on the Company’s Common Stock for the five-year period December 23, 1996 through December 31, 2001 with the cumulative total return over the same period of the AMEX Market Index and the Dow Jones Coal Index, which is comprised of the following companies: Alliance Resource Partners, Arch Coal Inc., Consol Energy Inc., Massey Energy Co. and Yanzhou Coal Mining Co. These comparisons assume an initial investment of $100 and reinvestment of dividends. The Common Stock and Depositary Shares traded on the New York Stock Exchange until December 23, 1996, when trading was halted in connection with the 1996 Bankruptcy Filing. Public trading for the Common Stock and Depositary Shares resumed in February 1997 on the Over the Counter Bulletin Board. After the Company emerged from bankruptcy in January 1999, it applied to list the Common Stock and the Depositary Shares on the American Stock Exchange. On April 16, 1999, the Common Stock and Depositary Shares began trading on the AMEX.

COMPARISON OF CUMULATIVE TOTAL RETURN
Among Westmoreland Coal Company,
AMEX Market Index and Dow Jones Coal Index

APPROVAL OF 2002 LONG-TERM INCENTIVE STOCK PLAN

        The Board of Directors, at its meeting on April 9, 2002, adopted the 2002 Long-Term Incentive Stock Plan ("2002 Plan"), subject to the condition subsequent that stockholders ratify the Board's decision. The Board of Directors believes that stockholder approval and adoption of the 2002 Plan will help the Company to attract and retain qualified officers and other key salaried employees and will help align the interests of 2002 Plan participants with the Company's stockholders.

        The decision of the Board of Directors to adopt the 2002 Plan was also based on the recommendations of its nationally recognized compensation consultant, Mercer Human Resources Consulting, formerly known as William M. Mercer, Incorporated. Mercer advised the Board that it is typical for companies in a restructuring or renewal phase to emphasize long-term incentives as a percentage of total compensation for executives and key employees. Mercer compared the Company's current compensation position for its senior executives to that of other companies considered by Mercer to be comparable for compensation purposes. Mercer reported that Westmoreland's total compensation of these senior executives continues to be well below the median, among the companies Mercer considered comparable due, among other things, to its relative lack of long-term incentives.

        The full text of the 2002 Plan is set forth in Annex A to this Proxy Statement, and the description of the 2002 Plan set forth herein is qualified in its entirety by reference to the text of such plan.

        The 2002 Plan provides for the grant of three types of incentive awards: incentive stock options ("ISOs"), non-qualified stock options ("NQSOs") and stock awards (collectively, the "awards"). Options give the participant the right to purchase from the Company a specified number of shares of the Company's Common Stock for a specified price during a specified period. Options may be either ISOs, which are entitled to favorable tax treatment under provisions of the Internal Revenue Code of 1986, as amended (the "Code"), or NQSOs. Stock awards are awards payable in shares of Common Stock, which may be subject to risk of forfeiture if the employee ceases to be employed by the Company or designated subsidiaries of the Company during a specified period, or if specified performance criteria are not met.

        Under the 2002 Plan, awards will be granted by a committee or sub-committee of the Company's Board of Directors (the "Committee"), composed of two or more directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"), as amended. The total number of shares of the Company's Common Stock reserved for awards under the 2002 Plan will be 450,000, of which no more than one-third may be granted in the form of stock awards. Executives, managers and key employees of the Company and designated subsidiaries of the Company who are also salaried employees (including employees who are also directors) are eligible to participate in the 2002 Plan. The Company had approximately 20 such employees as of March 31, 2002.

        The Committee will select the employees to whom awards are granted and the number of shares subject to each award. Awards under the 2002 Plan are generally for no consideration other than services as an employee. The Committee has the discretion to determine whether to grant ISOs, NQSOs and/or stock awards to a participant and the terms and conditions of each award. In the event that the Committee determines that a stock dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination or other similar corporate transaction may affect the rights of participants, the Committee may adjust the awards outstanding, or to be granted, and the conditions thereof, as well as the maximum number of awards issuable under the 2002 Plan.

        The 2002 Plan may be amended by the Board of Directors, but material amendments to the 2002 Plan, such as amendments that materially increase the benefits or number of awards issuable under the 2002 Plan or materially modify the requirements for eligibility to participate in the 2002 Plan, require stockholder approval. In addition, the Committee may not, without first obtaining approval of the Company's stockholders (i) amend the terms of options that are outstanding to reduce the exercise price of those options or (ii) cancel options that are outstanding and grant substitute options with a lower exercise price than the cancelled options.

        Furthermore, any amendment, alteration, suspension, discontinuance or termination of the 2002 Plan which would impair the rights of any participant to whom an award has been granted will require the consent of the participant.

        ISOs granted under the 2002 Plan may not have an exercise price less than the fair market value of a share of Common Stock on the date of grant of such option; however, the exercise price for ISO's granted to ten percent stockholders may not be less than 110 percent of the fair market value of a share on the date it was granted. ISOs and NQSOs shall expire not later than ten years after the date of grant; however, ISOs granted to a ten percent stockholder shall expire not later than five years after the date of grant.

        Stock awards may be granted subject to such restrictions, if any, as the Committee may impose. Such stock will cease to be subject to forfeiture at the end of any restriction period if the participant remains an employee through the restriction period, and if any performance criteria are met during the restriction period, although the Committee may determine in any instance to waive restrictions or forfeiture conditions in whole or in part.

        ISOs granted under the 2002 Plan are not transferable except by will or by the laws of descent and distribution and are exercisable during the life of the participant only by him, or his guardian or legal representative. NQSOs and non-vested restricted stock granted under the 2002 Plan may be transferred only to certain family members and certain family trusts and partnerships to the extent specifically permitted by the Committee in an applicable award agreement.

        In the event of a Change of Control (as defined in the 2002 Plan) of the Company, automatically (in the case of participants subject to Section 16 of the Exchange Act) and unless otherwise determined by the Board in writing or at or after grant but prior to the Change in Control (in the case of participants not subject to Section 16 of the Exchange Act), all stock awards with delayed vesting conditions will be deemed fully vested, and any option that was not previously exercisable and vested will become fully exercisable and vested.

        The Committee has full and final authority to administer the 2002 Plan, including but not limited to (i) determining the terms and conditions of any award granted, (ii) identifying employees who are "executives, managers or key employees" for the purpose of their eligibility to participate in the 2002 Plan, (iii) designating the subsidiaries of the Company whose employees are eligible to participate in the 2002 Plan, (iv) determining the form of award agreement, which need not be identical for each person, (v) correcting any defect or supplying any omission or reconciling any inconsistency in the 2002 Plan and construing and interpreting the 2002 Plan and any award, rules and regulations, award agreement or other instrument thereunder, and (vi) making all other decisions and determinations required under the 2002 Plan or as it may deem necessary or advisable.

        No awards have been granted under the 2002 Plan, nor will there be until the 2002 Plan has been approved by the stockholders. Following stockholder approval, it is the Board's intention to grant awards at annual intervals.

        Within a reasonable time after approval of the 2002 Plan by stockholders, it is the intention to register the 450,000 shares of Common Stock issuable under the 2002 Plan, pursuant to the Securities Act of 1933, as amended.

        The following generally summarizes the United States federal income tax consequences that typically will arise with respect to awards granted under the 2002 Long-Term Incentive Stock Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below.

        Incentive Stock Options (ISO). A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by Westmoreland or a majority-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

        A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Nonstatutory Stock Options (Non-qualified Stock Options; NQSOs). A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

        Restricted Stock. A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests, the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

        Tax Consequences to the Company. There will be no tax consequences to the Company except that the Company will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

        The Fair Market Value of a share of the Company's Common Stock, as defined in the 2002 Plan, was $16.175 on April 9, 2002.

        The 2002 Plan will terminate on April 8, 2012, unless terminated sooner by the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE 2002 LONG-TERM INCENTIVE STOCK PLAN.

CERTAIN TRANSACTIONS

        Westmoreland Resources, Inc. (“WRI”), an 80% owned subsidiary, has a coal mining contract with Washington Group International, Inc. (“Washington”), one of WRI’s stockholders, pursuant to which Washington mines the coal and delivers it to WRI. The contract term extends for the life of the economically recoverable coal reserves on the land presently leased from the Crow Tribe. Mining costs are incurred by WRI under the contract and were $21,464,000, $17,507,000, and $19,445,000 in 2001, 2000 and 1999, respectively.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act of 1934 requires the Company’s officers and directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the American Stock Exchange. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the knowledge of management, based solely on its review of such reports furnished to the Company, all Section 16(a) filing requirements applicable to the Company’s officers, directors and greater than ten percent beneficial owners were complied with during the year ended December 31, 2001.

INDEPENDENT AUDITORS

        KPMG, LLP, independent public accountants, served as the independent auditors of the Company for the fiscal year ending December 31, 2001. The Company expects that a representative of that firm will be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions from the stockholders.

        Fees for the last annual financial statement audit, excluding audit related fees, were $405,000, including estimated expenses. In 2001, the Company did not pay KPMG, LLP, any financial information systems design and implementation fees. The Company paid KPMG, LLP other fees of $463,000, including fees for non-audit services of $291,000 and audit-related services of $172,000. Non-audit services consisted mainly of tax compliance, employee benefit and other services. Audit-related services consisted of audits of financial statements of employee benefit plans, audits of certain businesses acquired during the year, review of registration statements and issuance of consents.

STOCKHOLDER PROPOSALS

        In order to be considered for inclusion in the Company’s proxy materials for the 2003 Annual Meeting of Stockholders, a stockholder proposal must be received by the Secretary no later than December 31, 2002. A stockholder proposal intended to be brought before the 2003 Annual Meeting without inclusion in the Company’s proxy materials must be received by the Corporate Secretary no earlier than January 23, 2003 and no later than February 22, 2003, which is not less than 90 nor more than 120 days prior to the anniversary date of the preceding year’s Annual Meeting of Stockholders (or special meeting in lieu of an annual meeting). All proposals should be addressed to Westmoreland Coal Company, 2 North Cascade Avenue, 14th Floor, Colorado Springs, Colorado 80903, Attention: Secretary. The Company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the Securities and Exchange Commission.

* * *

Upon the written request of any person who on the record date was a record owner of Company stock, or who represents in good faith that he or she was on such date a beneficial owner of such stock entitled to vote at the Annual Meeting, the Company will send such person, without charge, a copy of its Annual Report on Form 10-K for 2001, as filed with the Securities and Exchange Commission. Requests for this Report should be directed to Westmoreland Coal Company, 14th Floor, 2 North Cascade Avenue, Colorado Springs, Colorado 80903.

OTHER BUSINESS

        The Board of Directors has no present intention of bringing any other business before the meeting and has not been informed of any other matters that are to be presented to the meeting. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy will vote in accordance with their best judgment.

By order of the Board of Directors

W. Michael Lepchitz
Secretary

ANNEX A

WESTMORELAND COAL COMPANY

2002 LONG-TERM INCENTIVE STOCK PLAN

        SECTION 1. Purpose. The purpose of the 2002 Long-Term Incentive Stock Plan (the "Plan") of the Company is (a) to align the interests of stockholders and employees of the Company by encouraging and creating ownership of Common Stock of Westmoreland Coal Company by officers and other key salaried employees of the Company; (b) to enable the Company to attract and retain qualified officers and employees who contribute to the Company's success by their ability, dedication and ingenuity; and (c) to provide meaningful long-term incentive opportunities for officers and other key salaried employees who are responsible for the success of the Company and who are in a position to make significant contributions toward its objectives. With respect to any awards granted under the Plan that are intended to comply with the requirements of "performance-based compensation" under Section 162(m) of the Code (as defined below), the Plan shall be interpreted in a manner consistent with such requirements.

        SECTION 2. Definitions. In addition to the terms defined elsewhere in the Plan, the following shall be defined terms under the Plan:

2.01.	“Award” means any Option, Restricted Stock Award or any other right or interest relating to Shares, granted under the Plan.
2.02.	"Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.
2.03.	"Board" means the Board of Directors of Westmoreland Coal Company.
2.04.	"Change of Control" and related terms are defined in Section 9.
2.05.	“Code” means the Internal Revenue Code of 1986, as amended from time to time. References to any provision of the Code shall be deemed to include successor provisions thereto and regulations thereunder.
2.06.	“Committee” means the Compensation and Benefits Committee of the Board of Directors, or such other Board committee as may be designated by the Board to administer the Plan, or any subcommittee of either; provided, however, that such Committee or subcommittee shall consist of two or more directors, each of whom is a “Nonemployee Director” within the meaning of Rule 16b-3.
2.07.	"Common Stock" means the common stock of Westmoreland Coal Company, $2.50 par value per share.
2.08.	"Company" means Westmoreland Coal Company and each of its Subsidiaries, together with any successor thereto.

2.09.	"Covered Officer" means at any date (i) any individual who, with respect to the previous taxable year of the Company, was a “covered employee” of the Company within the meaning of Section 162(m); provided, however, that the term “Covered Officer” shall not include any such individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected not to be such a “covered employee” with respect to the current taxable year of the Company and (ii) any individual who is designated by the Committee, in its discretion, at the time of any Award or at any subsequent time, as reasonably expected to be such a “covered employee” with respect to the current taxable year of the Company or with respect to the taxable year of the Company in which any applicable Award will be paid.
2.10.	"Date of Grant" means the date on which an Award is granted.
2.11.	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time. References to any provision of the Exchange Act shall be deemed to include successor provisions thereto and regulations thereunder.
2.12.	"Exercise Price" means the purchase price payable to purchase one Share upon the exercise of an Option.
2.13.	“Fair Market Value” means, with respect to Shares or Awards, on a given date (i) the mean between the highest and lowest reported sales prices for the Shares on that date (or, if there were no such sales on that date, on the next most recent date on which there were such sales) as reported by the American Stock Exchange (or, if the Shares are not then listed on the American Stock Exchange, such other national securities exchange on which the Shares are then listed), (ii) if the Shares are not then listed on a national securities exchange, the mean between the closing bid and asked price quotations for the Shares on that date (or if none on that date, on the next most recent date) as reported by the NASDAQ National Market or any successor thereto, or (iii) if the Shares are not then listed on a national securities exchange or The NASDAQ National Market, the mean between the closing bid and asked price quotations for the Shares on that date (or if none on that date, on the next most recent date) as reported by the National Association of Securities Dealers Automatic Quotation System or any successor thereto.
2.14.	"Incentive Stock Option" means an Option that is intended by the Committee to meet the requirements of Section 422 of the Code.
2.15.	“Non-Qualified Stock Option” means an Option that is not intended by the Committee to be an Incentive Stock Option, and is designated as such, or represents that part of an Option in excess of the amount qualifying as an Incentive Stock Option, under provisions of the Code.
2.16.	“Option” means a right, granted to an individual who meets the eligibility requirements under Section 5, to purchase Shares at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option, but unless specified otherwise, shall be an Incentive Stock Option.
2.17.	"Participant" means a person who has been granted an Award under the Plan.

2.18.	"Plan" means the Westmoreland Coal Company 2002 Long-Term Incentive Stock Plan.
2.19.	“Restricted Stock Award” means an Award, payable in Shares, that may be granted subject to a risk of forfeiture if the Participant ceases to be employed by the Company during a specified period (the “restriction period”), or if performance criteria, if any, specified by the Committee are not met. A Restricted Stock Award may provide a vesting schedule under which vesting could occur at an earlier date than otherwise established if specified performance criteria are met before the end of the restriction period. The restriction period and the vesting schedule, if any, shall be determined by the Committee in its discretion.
2.20.	“Rule 16b-3” means Rule 16b-3, as from time to time amended, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
2.21.	“Shares” means the Common Stock and such other securities of Westmoreland Coal Company as may be substituted for the Common Stock or such other securities pursuant to Section 10.
2.22.	“Subsidiary” means any corporation with respect to which the Company owns, directly or indirectly, 50 percent or more of the total combined voting power of all classes of stock, but excluding any corporation determined by the Board or the Committee not to be a Subsidiary for the purpose of this definition. In addition, any other related entity may be designated by the Board or the Committee as a Subsidiary.
2.23.	“Substitute Awards” means Awards granted solely in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company or one of its Subsidiaries combines.
2.24.	“Ten Percent Stockholder” means a person who on the Date of Grant owns, either directly or within the meaning of the attribution rules in Section 425(d) of the Code, stock possessing more than 10 percent of the total combined voting power of all classes of stock of his or her employer corporation or of its parent or subsidiary corporations, as defined respectively in sections 425(e) and 425(f) of the Code.

        SECTION 3. Administration.

3.01.	Authority of the Committee. The Plan shall be administered by the Committee. The Committee shall have full and final authority to take the following actions and any other necessary actions in administering the Plan, unless precluded in this document:
(i)	to select and designate persons to whom Awards shall be granted;
(ii)	to designate Subsidiaries;
(iii)	to determine the type or types of Awards to be granted to each person eligible under Section 5;
(iv)	to identify the salaried employees who are “executives, managers or key employees” for the purpose of their eligibility pursuant to Section 5 to participate in the Plan.

(v)	to determine the number of Awards to be granted, the number of Shares to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waivers or accelerations thereof, and waiver of performance or other conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;
(vi)	to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;
(vii)	to prescribe the form of each Award Agreement, which need not be identical for each Participant;
(viii)	to adopt, amend, suspend, waive, and rescind rules and regulations relating to the Plan and appoint such agents as the Committee may deem necessary or advisable to administer the Plan;
(ix)	to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder; and
(x)	to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.
3.02.	Manner of Exercise of Committee Authority. Unless authority is specifically reserved to the Board under the terms of the Plan, or applicable law, the Committee shall have sole discretion in exercising such authority under the Plan. Any action of the Committee with respect to the Plan shall be final, conclusive and binding on all persons, including the Company, Subsidiaries, Participants, any person claiming any rights under the Plan from or through any Participant, and stockholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. A memorandum signed by all members of the Committee shall constitute the act of the Committee without the necessity, in such event, to hold a meeting. The Committee may delegate to officers or managers of the Company the authority, subject to such terms as the Committee shall determine, to perform administrative functions under the Plan.
3.03.	Limitation of Liability. Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him by any officer or other employee of the Company or by a professional retained by the Company to assist in the administration of the Plan. No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf, shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

        SECTION 4. Common Stock Available for Awards.

4.01	Authorized Shares. Subject to the provisions of paragraph 10 hereof, the stock to be subject to Awards under the Plan shall be the Shares of the Company and the maximum number of Shares with respect to which Awards may be granted under the Plan shall be 450,000, of which no more than thirty-three percent (33%) shall be Shares with respect to which Restricted Stock Awards may be granted. Notwithstanding the foregoing and subject to adjustment as provided in paragraph 10 hereof, the number of Shares with respect to which Options may be granted under this Plan to any one Participant in any one calendar year shall be no more than 100,000 Shares. If, after the effective date of this Plan, any Shares covered by an Award granted under this Plan, or to which such an Award relates, are forfeited, or if such an Award is settled for cash or otherwise terminates, expires unexercised, or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such settlement, forfeiture, termination, expiration, or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate, which procedures shall be consistent with the Code and the Exchange Act. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Awards.
4.02	Substitute Awards. Any Shares issued by the Company as Substitute Awards in connection with the assumption or substitution of outstanding grants from any acquired company shall not reduce the Shares available for Awards under the Plan.
4.03	Sources of Shares Deliverable Under Awards. Any Shares delivered pursuant to an Award may consist in whole or in part, of authorized and unissued Shares or of issued Shares which have been reacquired by the Company.

        SECTION 5. Eligibility. Awards may be granted only to executives, managers or key employees who are also salaried employees (including employees who are also directors) of the Company. The composition of the class of employees who meet this eligibility requirement shall be determined and may be changed from time to time in the sole discretion of the Committee. No Award shall be granted to any non-employee director. An Incentive Stock Option shall not be granted to a Ten Percent Stockholder except on such terms concerning the option price and conditions of exercise as described in Section 6.03 with respect to such person.

        SECTION 6. Specific Terms of Awards.

6.01.	General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter, such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including without limitation the acceleration of vesting of any Awards or terms requiring forfeiture of Awards in the event of termination of employment by the Participant. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto. In the event of a conflict between the terms of the Plan and any Award Agreement, the terms of the Plan shall prevail.
6.02.	Restricted Stock Awards. The Committee is authorized to grant Restricted Stock Awards to persons eligible under Section 5 on the following terms and conditions:
(i)	Issuance and Restrictions. Restricted Stock Awards shall be subject to such restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise as the Committee shall determine.
(ii)	Vesting Conditions. Restricted Stock Awards shall cease to be subject to forfeiture at the end of any restriction period if the Participant remains an employee of the Company throughout the restriction period, and if applicable, any performance criteria specified by the Committee are met during the restriction period (or, if the Committee so provides, vesting could occur at an earlier date than otherwise established if the preestablished performance criteria are met at an earlier date). Notwithstanding the aforesaid, the Committee may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock Awards will be waived in whole or in part in the event of terminations resulting from specified causes.
(iii)	Certificates of Shares. Restricted Stock Awards granted under the Plan may be evidenced in such manner, as the Committee shall determine. As soon as reasonably possible after vesting has occurred, the Company will cause a certificate of shares registered in the name of the Participant to be issued and delivered to the Participant.

(iv)	Rights of Stockholders. A Participant shall have all rights of a stockholder except as otherwise limited or restricted by the terms and conditions of the Restricted Stock Award.
6.03.	Options. The Committee is authorized to grant Options to persons eligible under Section 5 on the following terms and conditions:
(i)	Exercise Price. The Committee in its sole discretion shall establish the Exercise Price at the time each Option is granted; provided, however, that except in the case of Substitute Awards, the Exercise Price of an Option may not be less than 100% of the Fair Market Value of the Shares with respect to which the Option is granted on the date of grant of such Option. Notwithstanding the foregoing and except as permitted by the provisions of Section 10 hereof, the Committee shall not have the power to (i) amend the terms of previously granted Options to reduce the Exercise Price of such Options, or (ii) cancel such Options and grant substitute Options with a lower Exercise Price than the cancelled Options, without first obtaining approval of the stockholders of the Company. Additionally, the exercise price per Share of any Incentive Stock Option granted to a Ten Percent Stockholder shall not be less than 110 percent of the Fair Market Value of a Share on the Date of Grant of such Option.
(ii)	Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:
(1)	in cash or by check, payable to the order of the Company;
(2)	except as the Committee may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;
(3)	when the shares are registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their Fair Market Value, provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery;
(4)	to the extent permitted by the Committee in the applicable option agreement is granted, by payment of such other lawful consideration as the Committee may determine; or
(5)	by any combination of the above permitted forms of payment.

(iii)	Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, and the methods by which Shares will be delivered or deemed to be delivered to Participants. The Committee shall be under no duty to provide terms of like duration for Options granted under the Plan. Notwithstanding the foregoing, Options shall expire not later than ten years after the date of grant and Incentive Stock Options granted to a Ten Percent Stockholder shall expire not later than five years after the Date of Grant.
(iv)	Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code, including but not limited to the requirements that no Incentive Stock Option shall be granted more than ten years after the effective date of the Plan. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended, or altered, not shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Section 422 of the Code.

        SECTION 7. Certain Provisions Applicable to Awards.

7.01.	Terms of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to Section 6.03; provided, however, that in no event shall the term of any Award granted exceed a period of ten years from the Date of Grant.
7.02	Provisions Applicable to Covered Officers and Performance-Based Restricted Stock Awards. Notwithstanding anything in the Plan to the contrary, unless the Committee determines otherwise, all performance-based Restricted Stock Awards shall be subject to the terms and provisions of this Section 7.02.
(i)	The Committee may grant Restricted Stock Awards to Covered Officers that vest upon the attainment of performance targets related to one or more performance goals selected by the Committee from among the goals specified below. For the purposes of this Section 7.02, performance goals shall be limited to one or more of the following Company, Subsidiary, operating unit or division financial performance measures:
(1)	earnings before interest, taxes, depreciation and/or amortization
(2)	earnings before operating income or profit
(3)	operating efficiencies
(4)	return on equity, assets, capital, capital employed, or investment
(5)	after tax operating income
(6)	net income
(7)	earnings or book value per Share
(8)	cash flow(s)

(9)	total sales or revenues or sales or revenues per employee
(10)	production (separate work units or SWUs)
(11)	stock price or total stockholder return
(12)	dividends
(13)	strategic business objectives, consisting of one or more objectives based on meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures
(14)	except in the case of a Covered Officer, any other performance criteria established by the Committee or any combination thereof. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies, and in the case of earnings-based measures, may use or employ comparisons relating to capital, stockholders’ equity and/or Shares outstanding, or to assets or net assets.
(ii)	With respect to any Covered Officer, the maximum annual number of Shares which may be granted under performance-based Restricted Stock Awards under the Plan is 75,000 and the maximum annual amount of any Award paid in cash is $750,000.
(iii)	To the extent necessary to comply with Section 162(m), with respect to performance-based Restricted Stock Awards, no later than 90 days following the commencement of each performance period (or such other time as may be required or permitted by Section 162(m) of the Code), the Committee shall, in writing, (1) select the performance goal or goals applicable to the performance period, (2) establish the various targets and bonus amounts which may be earned for such performance period, and (3) specify the relationship between performance goals and targets and the amounts to be earned by each Covered Officer for such performance period. Following the completion of each performance period, the Committee shall certify in writing whether the applicable performance targets have been achieved and the amounts, if any, payable to Covered Officers for such performance period. In determining the amount earned by a Covered Officer for a given performance period, subject to any applicable Award Agreement, the Committee shall have the right to reduce (but not increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant to the assessment of individual or corporate performance for the performance period.
7.03	Provisions Applicable to Awards
(i)	Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Committee shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(ii)	Committee Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Committee need not treat Participants uniformly.

(iii)	Termination of Status. The Committee shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or, if the Participant has died, to the beneficiary designated, in a manner determined by the Committee, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”) may exercise rights under the Award. In the absence of an effective designation by a Participant, the Participant’s estate shall be his or her Designated Beneficiary.
(iv)	Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.
(v)	Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.
(vi)	Acceleration. The Committee may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

        SECTION 8. General Restrictions Applicable to Awards.

8.01.	Restrictions Under Rule 16b-3.
8.01.1.	Nontransferability. Awards which constitute derivative securities (including any option or other award in the nature of a right) shall not be transferable by a Participant except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. Incentive Stock Options and, if then required by Rule 16b-3, any other derivative security granted under the Plan, shall be exercisable during the lifetime of a Participant only by such Participant or his guardian or legal representative. Notwithstanding the foregoing, the Committee may set forth in an Award Agreement at the time of grant or thereafter, and a transfer may occur pursuant hereto only if so set forth, that Options (other than Incentive Stock Options) or nonvested Restricted Stock Awards may be transferred to members of the recipient participant’s immediate family, to trusts solely for the benefit of such immediate family members and to partnerships in which such family members and/or trusts are the only partners. For this purpose, immediate family means the recipient participant’s spouse, parents, children, stepchildren, grandchildren and legal dependants. Any transfer of options or nonvested Restricted Stock Awards made under this provision will not be effective until notice of such transfer is delivered to the Company.
8.01.2.	Compliance with Rule 16b-3. It is the intent of the Company that this Plan comply in all respects with Rule 16b-3 in connection with any Award granted to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any Award Agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.
8.02.	Share Certificates. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop-transfer order and other restrictions as the Committee may deem advisable under applicable federal or state laws, rules and regulations thereunder, and the rules of any national securities exchange on which Shares are listed. The Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions or any other restrictions that may be applicable to Shares, including under the terms of the Plan or any Award Agreement. In addition, during any period in which Awards or Shares are subject to restrictions under the terms of the Plan or any Award Agreement, the Committee may require the Participant to enter into an agreement providing that certificates representing Shares issuable or issued pursuant to an Award shall remain in the physical custody of the Company or such other person as the Committee may designate.

        SECTION 9. Change of Control Provisions. Notwithstanding any other provision of the Plan, the following acceleration and valuation provisions shall apply in the event of a "Change in Control" as defined in this Section 9:

9.01.	Acceleration and Cash-Out Rights. In the event of a "Change in Control," as defined in Section 9.02, automatically in the case of Participants subject to Section 16 of the Exchange Act, and unless otherwise determined by the Committee in writing at or after grant but prior to the occurrence of the Change of Control in the case of Participants not subject to Section 16 of the Exchange Act:
(i)	All Restricted Stock Awards shall be deemed fully vested; and
(ii)	Any Option that was not previously exercisable and vested shall become fully exercisable and vested.
9.02.	Change of Control. For purposes of Section 9.01, a "Change of Control" shall mean:
(i)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of Common Stock of the Company (the “Outstanding Company Common Stock”) or (ii) combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company or any of its subsidiaries, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (iii) any acquisition by any corporation with respect to which, following such acquisition, more than 75 percent of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or
(ii)	Individuals who, as of the effective date of the Plan, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation to which Rule 14a-11 of Regulation 14A promulgated under the Exchange Act applies or other actual threatened solicitation of proxies or consents; or

(iii)	Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 75 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

        SECTION 10. Adjustment Provisions. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of Shares which may thereafter be issued in connection with Awards, (ii) the limit on the number of Shares subject to Option Grants for any Participant, (iii) the number and kind of Shares issued or issuable in respect of outstanding Awards, and (iv) the Exercise Price, grant price, or purchase price relating to any Award or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that, with respect to Incentive Stock Options, no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principals.

        SECTION 11. Change to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may impair the rights of such Participant under any Award theretofore granted to him. Notwithstanding the foregoing, without the approval of the stockholders of the Company, no amendment may be made by the Board or Committee that would (i) materially increase the aggregate number of Shares that may be issued under the Plan, except by operation of Section 10, or (ii) materially modify the requirements for eligibility to participate in the Plan.

        SECTION 12. General Provisions.

12.01.	No Rights to Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.
12.02.	No Stockeholder Rights. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award.
12.03.	Tax Withholding. The Company is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts for withholding and other taxes due with respect thereto, its exercise, or any payment thereunder, and to take such other action as the Committee may deem necessary or advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax liabilities relating to any Award. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations.
12.04.	No Right to Employment. Nothing contained in the Plan or any Award Agreement shall confer, and no grant of an Award shall be construed as conferring, upon any employee any right to continue in the employ of the Company or to interfere in any way with the right of the Company to terminate his employment at any time or increase or decrease his compensation from the rate in existence at the time of granting of an Award.
12.05.	Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.
12.06.	Other Compensatory Arrangements. The Company shall be permitted to adopt other or additional compensation arrangements (which may include arrangements which relate to Awards), and such arrangements may be either generally applicable or applicable only in specific cases.
12.07.	Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

12.08.	Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

        SECTION 13. Effective Date. The Plan shall become effective on April 9, 2002, provided that it has been approved by the Company's stockholders. No new Awards shall be granted under the Plan after the tenth (10th) anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, modify, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall continue after the authority for grant of new Awards has been exhausted.

ANNEX B

COMPENSATION AND BENEFITS COMMITTEE CHARTER

The Compensation and Benefits Committee of the Board of Directors of Westmoreland Coal Company shall consist of not less than three or more than six outside members of the Board of Directors, one of whom shall be the chairman. The Committee and its chairman shall be elected annually by the Board of Directors.

The Board of Directors delegates to the Compensation and Benefits Committee strategic and administrative responsibility on a broad range of issues. The Committee’s basic responsibility is to assure that the Chief Executive Officer, other officers and key management of the Company are compensated effectively in a manner consistent with the approved compensation strategy of the Company, internal equity considerations, competitive practice, and the requirements of the appropriate regulatory bodies. The Committee shall also communicate to stockholders the Company’s compensation policies and the reasoning behind such policies as required by the Securities and Exchange Commission.

More specifically, the Committee shall be responsible for the following:

1.	Review annually and approve the Company’s compensation strategy to ensure that management are rewarded appropriately for their contributions to company growth and profitability and that the executive compensation strategy supports organization objectives and stockholder interests.

2.	Review annually and determine the individual elements of total compensation for the Chief Executive Officer and communicate in the annual Board Compensation and Benefits Committee Report to stockholders the factors and criteria on which the Chief Executive Officer’s compensation for the last year was based, including the relationship of the Company’s performance to the Chief Executive Officer’s compensation.

3.	Review and approve the individual elements of total compensation for the executive officers and key management other than the Chief Executive Officer and communicate in the annual Board Compensation and Benefits Committee Report to stockholders the specific relationship of corporate performance to executive compensation.

4.	Ensure that the annual incentive compensation plan is administered in a manner consistent with the Company’s compensation strategy and the terms of the plan as to the following:

•	Participation
•	Target annual incentive awards
•	Corporate financial goals
•	Actual awards paid to senior management
•	Total funds reserved for payment under the plan
•	Qualification under IRS Code Section 162(m)
5.	Approve for submission to stockholders all new equity-related incentive plans for management and ensure the Company’s long-term incentive programs are administered in a manner consistent with the terms of the plans as to the following:

•	Participation
•	Vesting requirements
•	Awards to senior management
•	Total shares reserved for awards
6.	Fix the terms and awards of stock compensation for members of the Board in accordance with the rules in effect under Section 16 of the Exchange Act of 1934 and approve an annual aggregate amount that may be used by the Chief Executive Officer for special incentive awards.

7.	Approve revisions to the Company's salary range structure, salary increase guidelines, and executive promotions.

8.	Review with the Chief Executive Officer compensation matters relating to management succession.

9.	Review the Company's employee benefit programs and approve changes, subject where appropriate, to stockholder or Board of Director approval.